Exhibit 99.2

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of 3D Systems Corporation (“3D Systems”) and Quickparts.com, Inc. (“Quickparts”) after giving effect to 3D Systems’ acquisition of Quickparts on February 22, 2011 with the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of 3D Systems and Quickparts, giving effect to the acquisition as if it had been consummated on December 31, 2010.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 combine the historical consolidated statements of operations of 3D Systems and Quickparts, giving effect to the acquisition as if it had been consummated on January 1, 2010, the beginning of the earliest period presented.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets acquired in connection with our acquisition of Quickparts.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of 3D Systems included in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2010
(in thousands of dollars)

	Historical		Pro Forma		Pro Forma
ASSETS	3D Systems	Quickparts.com	Adjustments		Combined
Current assets:
Cash	$37,349	$1,619	$(16,563)	(a)	$22,405
Investments	-	4,492	(4,492)	(b)	-
Receivables	35,800	4,824	(1,765)	(c)	38,859
Inventory	23,811	-	-		23,811
Prepaid expenses and other current assets	3,180	53	-		3,233
Total current assets	100,140	10,988	(22,820)		88,308
Property, plant and equipment, net	27,669	242	(72)	(d)	27,839
Intangible assets, net	18,275	-	12,270	(e)	30,545
Goodwill	58,978	-	10,541	(f)	69,519
Other	3,738	48	-		3,786
Total assets	$208,800	$11,278	$(81)		$219,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capitallzed lease obligations	$224	$-	$-		$224
Accounts payable	26,556	2,926	(1,004)	(g)	28,478
Other accrued liabilties	30,885	1,394	7,875	(h)	40,154
Total current liablities	57,665	4,320	6,871		68,856
Other long-term liabilities	18,016	6	-		18,022
Total liabilities	75,681	4,326	6,871		86,878
Commitments and Contingencies	-	-	-		-
Stockholders' Equity
Preferred stock	-	-	-		-
Common stock	23	9	(9)	(i)	23
Additional paid in capital	186,252	3,963	(3,963)	(j)	186,252
Treasury stock	(189)	-	-		(189)
Retained earnings (accumulated deficit)	(57,925)	3,016	(3,016)	(k)	(57,925)
Accumulated other comprehensive income	4,958	(36)	36	(l)	4,958
Total stockholders' equity	133,119	6,952	(6,952)		133,119
Total liabliities and stockholders' equity	$208,800	$11,278	$(81)		$219,997

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2010
(in thousands of dollars)

	Historical		Pro Forma
	3D Systems	Quickparts.com	Adjustments		TOTAL
Revenue
Products	$113,117	$-	$-		$113,117
Services	46,751	25,187			71,938
Total	159,868	25,187	-		185,055
Cost of goods sold
Products	56,041	-	-		56,041
Services	29,851	15,530			45,381
Total	85,892	15,530	-		101,422
Gross profit	73,976	9,657	-		83,633
Operating expenses
Selling, general and administrative	42,331	6,365	1,343	(m)	50,039
Research and development	10,725	554	-		11,279
Total	53,056	6,919	1,343		61,318
Operating income	20,920	2,738	(1,343)		22,315
Interest and other expense (income), net	1,181	(113)	113	(n)	1,181
Profit before taxes	19,739	2,851	(1,456)		21,134
Provision for taxes	173	859			1,032
Net income	$19,566	$1,992	$(1,456)		$20,102

Other comprehensive income
Unrealized gain (loss) on pension obligation	(65)	-	-		(65)
Foreign currency translation adjustments	406	-	-		406
Comprehensive income	$19,907	$1,992	$(1,456)		$20,443

Earnings per share:
Basic	$0.42				$0.44
Diluted	$0.42				$0.43

Weighted average common shares outstanding*
Basic	46,168				46,168
Diluted	46,928				46,928

* Adjusted for two-for-one split in the Company's common stock recorded in May 2011 as if it occurred in 2010.

3D SYSTEMS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

On February 22, 2011, 3D Systems acquired all of the outstanding shares of Quickparts, a custom part service company located in Atlanta, Georgia. Under the terms of the acquisition agreement, 3D Systems paid a purchase price to the sellers consisting of approximately $24,000,000. 3D Systems paid $16,800,000 from its cash at closing and the remaining $7,200,000 in July 2011.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, we recognize separately from goodwill, the identifiable assets acquired, the liabilities assumed, any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and liabilities assumed.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of 3D Systems and Quickparts, after giving effect to the adjustments described in these notes, and are intended to reflect the impact of the acquisition on 3D Systems consolidated financial statements.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the acquisition.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had been consummated on December 31, 2010 and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available and additional analyses are performed. The Unaudited Pro Forma Condensed Combined Statements of Income give effect to the acquisition as if it had been consummated on January 1, 2010, the beginning of the earliest period presented. The historical consolidated financial statements of Quickparts have been adjusted to reflect certain reclassifications in order to conform with 3D Systems financial statement presentation.

The preliminary purchase price was calculated as follows (in thousands):

Cash	$16,800
Additional installment of purchase price (Paid July 2011)	7,200
Total	$24,000

The table below represents a preliminary allocation of the total consideration to tangible and intangible assets and liabilities of Quickparts.com, Inc. based upon management’s preliminary estimate of their respective values as of February 22, 2011:

(in thousands)
Cash and cash equivalents	$1,225
Other current assets	2,599
Property and equipment and other assets	195
Goodwill	11,297
Identified intangibles	12,270
Total liabilities	(3,586)
Total purchase price	$24,000

2.	Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments  (in thousands):

(a)	Cash – To record the gross cash payment by 3D Systems Corporation for the common stock of Quickparts at the date of acquisition.
(b)	Investments – To eliminate $4,492 of investments, which represented excess cash and was part of the purchase price.
(c)	Receivables – To eliminate receivables not conveyed as part of the acquisition and the difference between the recorded value of receivables to the preliminary fair value of these assets.
(d)	Property, plant and equipment – To record the difference between the historical amounts of Quickparts property, plant and equipment to the preliminary fair value of these assets.
(e)	Intangible assets, net – To record the preliminary fair value of the intangible assets acquired as follows:

Trade Names	$2,110
Customer relationships	2,730
Non-compete agreement	2,520
Internally develop software	4,730
Backlog	180
$12,270

(f)
Goodwill – To record the preliminary estimate of goodwill, net of differences between assets and liabilities as of the acquisition date and the value of those assets and liabilities at December 31, 2010.

(g)	Accounts payable – To eliminate accounts payable not conveyed as part of the acquisition.
(h)	Other accrued liabilities - To record the $7,200 purchase price installment and $675 of additional accrued liabilities.
(i)	Common stock – To eliminate the common stock of Quickparts.
(j)	Additional paid in capital – To eliminate the additional paid in capital of Quickparts.
(k)	Retained earnings (accumulated deficit) – To eliminate the retained earnings of Quickparts.
(l)	Accumulated comprehensive income – To eliminate the accumulated other comprehensive income of Quickparts.
(m)
Selling, general and administrative – To record $1,350 of amortization expense based upon the preliminary fair values of intangible assets, net of the difference in depreciation expense, $7, based on the preliminary fair value of property, plant and equipment.

(n)	Interest income – To eliminate the interest income on investments, which was part of the purchase price as it was earned on excess cash..